UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2022
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way	84123
6th Floor
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 26, 2022, R1 RCM Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were present, in person or by proxy, 264,447,008 shares of the Company’s common stock representing at least a majority of the Company’s common stock issued, outstanding, and entitled to vote thereat, constituting a quorum for all matters presented at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals, with the following results:

1. The following nominees were elected to the Company’s board of directors as directors for terms ending at the 2023 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Agnes Bundy Scanlan	251,848,972	327,111	12,270,925
David M. Dill	249,961,526	2,214,557	12,270,925
Michael C. Feiner	245,899,672	6,276,411	12,270,925
Joseph Flanagan	250,921,447	1,254,636	12,270,925
John B. Henneman, III	246,649,388	5,526,695	12,270,925
Neal Moszkowski	238,474,137	13,701,946	12,270,925
Ian Sacks	241,704,818	10,471,265	12,270,925
Jill Smith	243,012,061	9,164,022	12,270,925
Anthony J. Speranzo	244,422,255	7,753,828	12,270,925
Anthony R. Tersigni	244,498,668	7,677,415	12,270,925
Albert R. Zimmerli	244,569,569	7,606,514	12,270,925

2. The issuance of shares of common stock of Project Roadrunner Parent Inc. (“New R1”) to CoyCo 1, L.P. and CoyCo 2, L.P., pursuant to the terms of the Transaction Agreement and Plan of Merger, dated as of January 9, 2022, by and among the Company, New R1, Project Roadrunner Merger Sub Inc., Revint Holdings, LLC ("Cloudmed"), CoyCo 1, L.P., CoyCo 2., L.P., and certain other parties was approved:

For:	252,074,482
Against:	71,088
Abstain:	30,513
Broker Non-Votes:	12,270,925

3. The adoption of an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized share capital from 500,000,000 shares to 750,000,000 shares of common stock was approved:

For:	263,174,164
Against:	1,214,934
Abstain:	57,910

As set forth in the Company’s Proxy Statement filed on April 22, 2022, the Company indicated its intention to treat Proposal 3 as a “non-routine” proposal. Under applicable New York Stock Exchange (“NYSE”) rules, brokers and other nominees do not have discretionary authority to vote for non-routine matters without receiving specific voting instructions from their customers. However, after the Annual Meeting, the Company learned that Proposal 3 had been tabulated as a “routine” matter, meaning that brokers were permitted to vote shares on such proposal without specific instructions despite the Company’s designation of such proposal as a non-routine matter. Accordingly, there are no “Broker Non-Votes” recorded for such proposal. Proposal 3 would have obtained the vote required for approval even if the 12,270,925 uninstructed broker votes with respect to such proposal had all been tabulated as votes “Against” such proposal.

4. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified:

For:	262,505,582
Against:	1,878,075
Abstain:	63,351

5. The proposal to approve the adjournment of the 2022 Annual Meeting to a later date, or dates, was not necessary because there were sufficient votes for the approval of all the other proposals submitted for vote at the 2022 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: June 2, 2022

By: /s/ Rachel Wilson
Name: Rachel Wilson
Title: Chief Financial Officer